UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2025

e.l.f. Beauty, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37873	46-4464131
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

570 10th Street

Oakland, CA 94607

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (510) 778-7787

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ELF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 31, 2025, Beth Pritchard notified e.l.f. Beauty, Inc. (the “Company”) of her decision to resign from the Company’s Board of Directors (the “Board”) and all committees thereof, effective March 31, 2025. Ms. Pritchard has been a director of the Company since 2017, and her decision to resign comes after seven years of service on the Board. Her decision to resign is not due to any disagreement with the Company on any matter relating to its operations, policies, practices or otherwise. The Board appreciates and thanks Ms. Pritchard for her contributions to the Company through her service as a member of the Board.

On March 31, 2025, the Board appointed Charles (“Chip”) Victor Bergh to the Board as a Class III director, effective as of April 1, 2025, with an initial term expiring at the Company’s 2025 annual meeting of stockholders. Mr. Bergh is expected to stand for election to the Board at the 2025 annual meeting of stockholders.

Mr. Bergh has been a Senior Lecturer at Harvard Business School since July 2024. Prior to this, he served from September 2011 to January 2024 as President and Chief Executive Officer and from September 2011 to April 2024 as a Director of Levi Strauss & Co., a global apparel company. Before joining Levi Strauss & Co., Mr. Bergh spent 28 years at Procter & Gamble (P&G) in roles of increasing scope and complexity in brand management, general management and executive leadership. Mr. Bergh is the current chair of the board of HP, Inc., where he has served as a director since June 2015, and he is also a director for Pinterest, Inc., where he has served as a director since May 2024. Mr. Bergh previously served on the boards of VF Corporation and the Economic Development Board of Singapore. Mr. Bergh has a Bachelor of Arts in International Affairs from Lafayette College.

Mr. Bergh will be entitled to compensation for his service as a member of the Board that is consistent with the compensatory arrangements the Company has in place with its other non-employee directors. The Company expects to enter into the Company’s standard form of indemnification agreement with Mr. Bergh.

There was no arrangement or understanding pursuant to which Mr. Bergh was appointed to the Board. There are no related party transactions of the kind described in Item 404(a) of Regulation S-K in which Mr. Bergh was or is a participant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

e.l.f. Beauty, Inc.

Date: April 3, 2025	By:	/s/ Scott Milsten
Scott Milsten
SVP, General Counsel & Chief People Officer